United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	May 31, 2017

madison technologies inc.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4448 Patterdale Drive, North Vancouver, BC	V7R 4L8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206)-203-0474

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Madison Technologies, Inc.	Page 2

Information to be included in report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 26, 2017, Joseph Gallo consented to and was appointed as an additional director of Madison.

Also, on May 26, 2017, Mr. Gallo consented to and was appointed the Chief Financial Officer of Madison by the board of directors.

The board of directors of Madison currently consists of Thomas Brady as the Chief Executive Officer and the Corporate Secretary and Joseph Gallo, the Chief Financial Officer of Madison.

Joseph Gallo (58 years old) has been a director and officer of Madison since May 2017. During the last five years Mr. Gallo he has devoted his time to developing his residential construction and rehabilitation business (d/b/a “Solid Construction”) that he founded and has run since 1992.

During the past three years, Mr. Gallo has also served as a director of the following listed companies: Madison Technologies Inc.

There is no family relationship among the directors or officers of Madison.

During the last two years, there has been no transaction or proposed transaction that Madison was or is a party to in which Mr. Gallo had or is to have a direct or indirect material interest.

Form 8-K	Madison Technologies, Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Technologies, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

madison technologies inc.

Dated: May 31, 2017	By:	/s/ Thomas Brady
Thomas Brady – CEO